April 7, 2004 (212) 538-3831

CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.

Depositor

CSFB Mortgage-Backed Pass-Through Certificates, Series 2004-[AR5]

$[TBD] (Approximate)

Deal Information:
Deal Settlement:	May [27], 2004
Investor Settlement:	May [28], 2004

Approximate Collateral Charateristics:
Group:	[TBD]
Size:	$[251 MM] (+/- 5%)
Originator:	RBC
Gross WAC:	4.757 (+/- 10 bps)
Net WAC:	4.342 (+/- 10 bps)
Index:	100% 1YL
W.A. Gross Margin:	2.250 (+/- 5 bps)
W.A. Net Margin:	1.835 (+/- 5 bps)
W.A. Months to Roll:	58 (min. 56)
Caps:	5/2/5 on an annualized basis
WAM:	358 (min. 356)
Interest Only Loans:	90%
Average Balance:	$400k
CA:	55%
W.A. Original LTV:	71%
W.A. Credit Score:	735
Full/Alt. Doc.:	43%
Owner Occupancy:	97%
Cash-out Refi.:	38%
SFD/PUD:	89%
Prepayment Penalties:	0%

Bond Information:
Class:	[TBD]
Size:	$[239 MM] (+/- 5%)
Coupon:	See attached yield table.
Expected Rating:	AAA / Aaa – S&P / Moody’s
Estimated Credit Support:	4.50% (+/- 75 bps)
Structure:	Cross-collateralized Senior/Subordinate Shifting Interest

The analyses, calculations, and valuations herein are based on certain assumptions and data provided by third parties which may vary from the actual characteristics of the pool. Credit Suisse First Boston LLC makes no representation that such analyses or calculations are accurate or that such valuations represent levels where actual trades may occur. Investors should rely on the information contained in or filed in connection with the prospectus / prospectus supplement.